 KIRKLAND, RUSS,
 MURPHY & TAPP
CERTIFIED PUBLIC ACCOUNTANTS	A Professional Association
December 8, 2010	EXHIBIT 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Teltronics, Inc’s statements included under Item 4.01 of its Form 8-K filed on December 8, 2010 and we agree with such statements concerning our firm.

/s/Kirkland, Russ, Murphy & Tapp, P.A.

13577 Feather Sound Drive, Suite 400, Clearwater, FL 33762-5539 ▪ Tel – 727.572.1400 – 813.879.1400 ▪ Fax – 727-571-1933 ▪ www.KRMTCPA.com